EXHIBIT 31.3

CERTIFICATION

I, Ronald J. Kruszewski, certify that:

1.	I have reviewed Amendment No. 1 to the annual report on Form 10-K of Stifel Financial Corp.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  April 30, 2020

/s/ Ronald J. Kruszewski
Ronald J. Kruszewski Chairman of the Board and Chief Executive Officer